CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in the Registration Statement No. 333-97399 on Form S-8, and in the Annual Report on Form 10-KSB of BUCS Financial Corp for the year ended December 31, 2006, of our report dated March 28, 2007, relating to the consolidated financial statements of BUCS Financial Corp.


                                               /s/ Stegman & Company



Baltimore, Maryland
March 28, 2007